UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)
Proxy Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Visium Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:
1,910,583,608
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of the transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VISIUM TECHNOLOGIES, INC
4094 Majestic Lane Suite 360
Fairfax, VA 22033

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

Dear Shareholder:

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Visium Technologies, Inc., a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below taken by unanimous written consent of the board of directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

(i)
an amendment to our Amended and Restated Articles of Incorporation to (1) effect a reverse stock split of our Common Stock and Series A and B Preferred Stock by a ratio of sixty-for-one (60:1), and to authorize our board of directors to implement the aforementioned reverse stock split by filing an amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split”) and (2) reduce our authorized number of Common Stock from 10,000,000,000 to 2,000,000,000 Common Stock (the “Reduction in Authorized Stock”).

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), our Amended and Restated Articles of Incorporation and our By-laws, shareholder action may be taken by written consent without a meeting of shareholders. By written consent without a meeting effective August 24, 2020, the holders of a majority of the voting power of the outstanding shares of our Common Stock on such date approved the Reverse Stock Split. The discretionary authority of our Board to conduct the Reverse Stock Split will become effective upon filing of such applicable amendments with the Florida Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under the FBCA in connection with the matters approved by the shareholders in this Information Statement. This Notice statement also constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by written consent by the holders of a majority of our outstanding Common Stock, without a meeting of shareholders.

Both the Reverse Stock Split and the Reduction in Authorized Stock described in the accompanying Information Statement, effective as of the filing of amendment to the Company's Articles of Incorporation with the Florida Secretary of State, have been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,
Mark Lucky
Chief Executive Officer
November 9, 2020

VISIUM TECHNOLOGIES, INC
4094 Majestic Lane Suite 360
Fairfax, VA 22033

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about November 9, 2020, to the holders of record (the “Stockholders”) at the close of business on October 28, 2020 (the “Record Date”) of shares of , $0.0001 par value per share (the “Common Stock”), and shares of Series AA Convertible Stock, $0.001 par value per share (the “Preferred Stock”), of Visium Technologies, Inc., a Florida corporation (the “Company,” “we,” “us” or “our”), in connection with the approval and adoption of the Certificate of Amendment to our Articles of Incorporation to allow for the Reverse Stock Split and Reduction in Authorized Stock by the written consent of the Majority Stockholders (as defined below).

Action by Written Consent

On August 24, 2020, the Board and the holders of a majority of the voting power of the Company of the issued and outstanding capital stock of the Company consented in writing to:

File a Certificate of Amendment to amend our Amended and Restated Articles of Incorporation to (1) effect a reverse stock split of our Common Stock and Series A and B Preferred Stock by a ratio of sixty-for-one (60:1), and to authorize our board of directors to implement the aforementioned reverse stock split by filing an amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split”) and (2) reduce our authorized number of Common Stock from 10,000,000,000 to 2,000,000,000 Common Stock (the “Reduction in Authorized Stock” and together with the Reverse Stock Split, the “Corporate Actions”).

Required Vote

On or about August 24, 2020, the Board approved a resolution to effectuate the Reverse Stock Split and Reduction in Authorized Stock. On August 24, 2020, the following holders of shares of the Common Stock and shares of the Series AA Preferred Stock, representing 62.62% of the total outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Corporate Actions:

	Common Stock		Series AA Preferred Stock Ownership
	AMOUNT OF		AMOUNT OF		% OF VOTING
	BENEFICIAL	% OF	BENEFICIAL	% OF	CONTROL
NAME	OWNERSHIP	CLASS	OWNERSHIP	CLASS	(1)
Mark Lucky	306,812,564	15.89%	1	100%	58.79%
Tom Grbelja	103,666,667	5.37%			2.63%
Emmanuel Esaka	44,500,000	2.31%			1.13%
Paul Favata	25,333,333	1.31%			0.64%

Total	480,312,564	24.88%	1	100%	63.20%

(1)
Percent of Voting Control is based upon the number of outstanding shares of our common stock and our Series AA Preferred Stock as of August 24, 2020. On that date, we had 1,930,250,521 outstanding shares of common stock with one vote per share, and 1 share of Series AA Preferred Stock outstanding with voting rights equal to 51% of the outstanding common shares.

We expect that the Corporate Actions will be effective on or about November 30, 2020 (the “Effective Date”), which date shall be no sooner than 20 days after we mail this Information Statement and the accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by holders of a majority of the voting power of the Company, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the SEC in the future.

CORPORATE ACTIONS TO BE TAKEN

With respect to the Corporate Action described in this Information Statement, the Board reserves the right, notwithstanding that the Majority Stockholders have approved the Corporate Action, to elect not to proceed with the Corporate Action if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the stockholders of the Company to consummate the Corporate Action.

ACTION ONE: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT AND REDUCTION OF AUTHORIZED SHARES OF COMMON STOCK

General

Under the Reverse Stock Split, each sixty (60) shares of our outstanding Common Stock will be automatically converted into one (1) share of Common Stock. The effective date of the Reverse Stock Split will be on or after November 30, 2020 (the “Effective Date”). In addition, the Board and Majority Shareholders approved a resolution to effectuate a reduction in authorized Shares of Common Stock from ten billion (10,000,000,000) shares of Common Stock down to 2 billion (2,000,000,000) shares of Common Stock, $0.0001 par value.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Material Effects of Reverse Stock Split and Reduction in Authorized Stock

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock and make our Common Stock more attractive to a broader range of investors. Additionally, we believe that the Reverse Stock Split improve the visibility of our earnings trends and lower investor trading costs. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

We believe that the Reverse Stock Split will potentially make our Common Stock a more attractive and cost-effective investment for many investors. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in direct proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 2,453,799,890 shares of Common Stock as of October 28, 2020 to approximately 48,69,757 shares of Common Stock(depending on the number of fractional shares that are issued). The Reverse Stock Split will only affect the shares of Common Stock outstanding and the Series A and B Preferred Shares are subject to this Reverse Stock Split. The Reverse Stock Split will not affect any convertible securities currently outstanding, other than some convertible promissory notes with fixed convertible prices issued by the Company, as such securities for the most part, convert based on a percentage calculation related to stock price alone. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The following table sets forth the effects of the Reverse Split and Reduction of Authorized Shares on our outstanding and authorized capital:

						Common Stock
		Outstanding		Authorized		Unissued and
	Outstanding	Preferred	Authorized	Preferred	Authorized	Available for
	Common Stock	Stock	Common Stock	Stock	Capital Stock	Future Issuance
Current	2,453,799,890	13,759	10,000,000,000	100,000,000	10,100,000,000	7,546,200,110
Following Reverse Stock Split and Reduction of Authorized Shares	48,679,757	551	2,000,000,000	100,000,000	2,100,000,000	1,951,320,243

The Board intends to affect the Reverse Stock Split only if it believes that the implementation of the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Stock Split.

The Board believes that the large number of its outstanding shares of Common Stock have contributed to the Company’s ongoing difficulty in attracting new investors, especially during a time when the security software market is active with regard to authentication and malware. Accordingly, the Board and Majority Stockholders have agreed to decrease the number of the Company’s authorized Common Stock by 80% from ten billion (10,000,000,000) Common Stock to two billion (2,000,000,000) Common Stock.

We have no present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock. As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions.

Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share.

Certain Risks Associated with the Reverse Stock Split

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Certificate of Amendment divided by 60). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

In evaluating whether to approve the Reverse Stock Split, the Board took into consideration other negative factors associated with Reverse Stock Splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Procedure for Effecting Reverse Stock Split

The Company’s transfer agent, Madison Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. There will be no mandatory exchange of certificates; rather certificates will be exchanged in the ordinary course of business. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Upon the Effective Date, the Company will notify FINRA and request an ex-dividend date. The Reverse Stock Split will take place on the ex-dividend date without any action on the part of the holders of the Common Stock. The Certificate of Amendment will become effective upon the acceptance for record of the Certificate of Amendment with the Secretary of State of the State of Florida, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the Reverse Stock Split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Stock Split shares of the Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding periods for the pre-Reverse Stock Split shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 28, 2020, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s Executive Officers, (iii) each of the Company’s Directors and (iv) all Directors and Executive Officers as a group. Applicable percentage ownership in the following table is based on 2,453,799,890 shares of Common Stock outstanding as of October 28, 2020.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of October 26, 2020, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Amount and Nature of Beneficial Ownership
	COMMON STOCK		Series AA Preferred Stock Ownership
					% OF
	AMOUNT OF		AMOUNT OF		VOTING
	BENEFICIAL	% OF	BENEFICIAL	% OF	CONTROL
NAME	OWNERSHIP	CLASS	OWNERSHIP	CLASS	(1)
Mark Lucky	306,812,564	12.50%	1	100%	57.13%
Tom Grbelja	103,666,667	4.22%			2.07%
Emmanuel Esaka	44,500,001	1.81%			0.89%
Paul Favata	25,333,334	1.03%			0.51%
Officers and directors as a group	480,312,566	19.57%	1	100%	60.60%

Total	480,312,566	19.57%	1	100%	63.32%

(1)
Percent of Voting Control is based upon the number of issued and outstanding shares of our common stock and our Series AA Preferred Stock as of October 28, 2020. On that date, we had 2,453,733,223 outstanding shares of common stock with one vote per share, and 1 share of Series AA Preferred Stock outstanding with voting rights equal to 51% of the outstanding common shares.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Stock Split, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

NO APPRAISAL RIGHTS

Under Florida corporate law, stockholders have no appraisal or dissenters’ rights in connection with the Corporate Actions.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 4094 Majestic Lane, Suite 360 c fFairfax, VA 22033. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Executive Officer at the above address or phone number.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

●	Annual Report on Form 10-K for the period ended June 30, 2020, filed with the SEC on October 9, 2020

●
Quarterly Reports on Form10-Q for the periods ending September 30, 2019, December 31, 2019 and March 31, 2020 filed with the SEC on November 14, 2019, February 12, 2020, and June 29, 2020, respectively.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

November 9, 2020	/s/ Mark Lucky
Mark Lucky, Chairman, and Director
Fairfax, VA